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                                                                 EXHIBIT (23)(a)





CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-34359 and 333-34361) of Professionals Group, Inc. of our report dated February 16, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated February 16, 2001 relating to the financial statement schedules, which appears in this Form 10-K/A.



/s/PricewaterhouseCoopers LLP


Grand Rapids, Michigan
April 24, 2001